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                                                                   Exhibit 10.20

                        CONFIDENTIAL TREATMENT REQUESTED

                             CDP COMMUNICATIONS INC.

                                  OEM AGREEMENT

THIS AGREEMENT is made and effective as of the 15th of October, 1993, between CDP COMMUNICATIONS INC. ("CDP"), having its principal place of business at 17 Dundonald Street, Toronto, Ontario, and MOBIUS MANAGEMENT SYSTEMS, INC. (the "OEM"), a corporation duly organized under the laws of New York and having its principal place of business at One Ramada Plaza, New Rochelle, New York 10801.

In consideration of the mutual agreements and covenants set forth herein, CDP and the OEM agree as follows:

1.    Definitions

      As used in this Agreement, the following words and terms shall be defined as indicated below:

      1.1 "Added Value" means the substantial value to be added by the OEM to the CDP Products as described in Schedule F attached hereto.

      1.2 "Authorized Service Agent" means an organization contracted by CDP to perform Product installation and maintenance services on its behalf.

      1.3 "Base Royalty" means, for any Software, the list price or license fee, as the case may be, for such Software as set forth on Schedule B.

     1.3.1 "Concurrent Session" means a computer is connected to other computers on a communication network and each use of the Software by each user concurrently connected to the other computers is a Concurrent Session.

      1.4 "Customer Support Services" means services supplied by the OEM to its Customers for the continued operation of a System.

      1.5 "Customers" means those persons and entities who license or are marketed Software and Added Value from the OEM or OEM remarketers for their own use but not for resale.

      1.6 "Demo System" means a System consisting of at least one Processing Unit (a "CPU") and the minimum peripherals to make such CPU effective for demonstration purposes.

     1.6.1 "Evaluation Copies" means copies of the Software and Added Value which OEM provides to Customers pursuant to
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            an Evaluation Agreement (as defined in Section 6.3.1 of this
            Agreement) and for which no OEM Royalty or Maintenance Fee shall be paid to CDP.

     1.6.2 "Maintenance Fees" means the maintenance royalties on the Software which OEM's Customers have sublicensed and for which such Customers have paid OEM a maintenance fee. Maintenance fees shall be calculated in accordance with Schedule B of this Agreement.

      1.7 "Minimum Commitment" means the purchase and license volume commitments set forth in Schedule A attached to this Agreement.

      1.8   "OEM Royalty" is defined in Section 7.1 of this Agreement.

      1.9 "Software" means the object code versions of the computer software programs listed on Schedules A and B and developed and owned by CDP and ancillary and related documentation and all future modifications and enhancements thereto.

      1.10 "System" means the combination of the Software and the Added Value software and other components and services offered by OEM.

      1.11 "Territory" means the territory shown on Schedule C attached to this Agreement.

2.    Appointment

      2.1   Appointment

            CDP hereby grants OEM the non-exclusive right to use, make reproductions of the Software, market, display, demonstrate and to sublicense such copies of the Software to Customers in the Territory solely on the condition that the OEM only sublicenses copies of the Software in conjunction with the Added Value and further provided, however, that this appointment, and the rights and licenses granted herein, are made subject to and contingent upon the terms and conditions of this Agreement.

            OEM acknowledges and agrees that the marketing of the Software without Added Value is expressly prohibited.

            OEM warrants to CDP that its employees shall be conversant with the technical language of computer products in general and shall develop sufficient knowledge of the Software and of competitors' products to be able to explain the difference to Customers.


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      2.2   Sales

            The OEM shall use due diligence in efforts to promote the sublicensing of copies of the Software to Customers. The OEM is responsible for obtaining all permits and licenses required in the Territory for the conduct of the OEM's business pursuant to this Agreement.

3.    Term

      3.1   Term

            This Agreement shall be for an initial term of three years (the "Initial Term"). After the Initial Term, this Agreement may be renewed for subsequent three year term(s) ("Renewal Term"). If at any time during the Initial Term or any Renewal Term, either party notifies the other, in writing, of its intention to terminate this Agreement, this Agreement shall terminate 360 days from the date of such notice of termination.

4.    Territory

      4.1   Sales to other OEMs

            The OEM is entitled to use remarketers (distributors and dealers) to market the System as long as CDP is paid the required OEM Royalty for each Concurrent Session of the Software sublicensed to a Customer and the relevant Maintenance Fees.

5.    Not Applicable.

6.    Software License

      6.1 CDP hereby grants, and the OEM hereby accepts, a non-exclusive license, subject to the terms and conditions of this Agreement and to the payment by the OEM of the relevant OEM Royalty therefor, to use, make reproductions of the Software, market, display, demonstrate and sublicense the use of the Software, including enhancements, updates and revisions, as part of a System. A separate license agreement shall be required for each Customer who sublicenses the Software.

      6.2   Title to Programs

            Title to and ownership of the Software, and all modifications, enhancements, additions to and developments of the Software prepared by CDP, including all patents, copyrights and property rights applicable thereto, shall at all times remain solely and


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            exclusively with CDP, notwithstanding that the OEM or a Customer as the case may be, may contribute to the cost of making such modifications, enhancements, additions or developments, and the OEM shall not take any action inconsistent with such title and ownership. Notwithstanding the foregoing, the Added Value software, and any other software, modifications, enhancements, or additions developed by OEM, that do not infringe CDP property rights in the Software, including all patents, copyrights and property rights applicable thereto, shall at all times remain solely and exclusively with OEM, and CDP shall not take any action inconsistent with such title and ownership.

      6.3   Transfer and Sublicenses

            This license of the Software granted under this Agreement is nontransferable, except that:

    6.3.1 The OEM is authorized to sublicense the Software to Customers, provided that the OEM enters into a written agreement with each such Customer substantially in the form of Schedule D to this Agreement (a "Sublicense Agreement") or substantially in the form of Schedule F (an "Evaluation Agreement"), prior to the installation of any Software for such Customer.

    6.3.2 This license may be transferred to a subsidiary, affiliate, parent company, successor or assignee of the OEM provided the transferee agrees to be bound by all the terms hereof.

      6.4   Protection of Programs

            The OEM acknowledges that CDP represents that it has trade secrets and other proprietary interests in the Software and the OEM shall hold such Software in confidence. The OEM shall not, without the prior written consent of CDP, disclose or otherwise make available such Software in any form to any person, except to the OEM's own employees, agents, prospects, distributors and Customers who have signed a Sublicense Agreement or Evaluation Agreement. The OEM is granted the right to copy the Software for the purposes of distribution to Customers, subject to other clauses in this Agreement. The OEM shall not remove or obscure any copyright, patent, trademark, trade secret or similar notice affixed to any Software and shall reproduce and affix such notice on any copies or modifications of the Software performed by CDP. The OEM shall notify CDP promptly upon its actual discovery of the unauthorized possession or use of the Software and of other information made available to OEM under this Agreement, by any person or organization not


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            authorized by this Agreement to have such possession or use. OEM will all at the sole cost of CDP: (i) promptly furnish full details of such possession or use to CDP, (ii) reasonably assist in preventing the recurrence of such unauthorized possession or use, and (iii) reasonably cooperate with CDP in any litigation against third parties reasonably deemed necessary by CDP to protect such proprietary rights as CDP may have had on the date of this Agreement.

            Notwithstanding anything to the contrary in this Agreement, OEM may disclose any information required by law to be disclosed or that may otherwise be disclosed under the terms of the Nondisclosure Agreement, between the parties, dated January 18, 1993.

      6.5   Term of License

            CDP may terminate any license (including the rights granted to OEM hereunder) granted under this Agreement by written notice to the OEM, if the OEM has materially breached this Agreement and such material breach continues for 30 days after OEM's receipt of notice thereof from CDP; provided that the termination of any license granted to the OEM hereunder shall not affect the sublicenses granted by the OEM to its Customers or the Evaluation Agreements with OEM's Customers, so long as the OEM does not have the right to terminate such Customers' Sublicense Agreements or Evaluation Agreements due to an uncured material breach by such Customers. Within 30 days after such termination of the OEM's or a Customer's license rights, the OEM or the Customer as the case may be, shall destroy or return to CDP the original and all copies (including partial copies) of terminated Software and certify in writing to CDP that it has done so. The obligations of the OEM and the Customer under Subsection 6.4 above shall survive the termination of any such license, or sublicense, for ten (10) years.

            Notwithstanding anything in this Agreement to the contrary, upon the termination of any license or sublicense granted under this Agreement, OEM shall retain all rights necessary to comply with existing obligations and commitments to Customers in existence on the effective date of such termination, but only for the number of Concurrent Sessions that were licensed, or for any Concurrent Sessions for which commitments to license were made, prior to the termination of the Agreement; provided that if any additional Concurrent Sessions licenses are issued, applicable royalties must be paid to CDP.

7.    Prices and Payment


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      7.1   OEM Royalty

            As compensation for the right to reproduce copies of the Software, the OEM shall be charged and agrees to pay the OEM Royalty in accordance with the terms of this Agreement. OEM Royalties shall be based on the * sublicensed. The Normal OEM Royalty shall equal the Base Royalty for Software set forth on the OEM Royalty and Maintenance Schedule attached hereto as Schedule B. During the first 18 (eighteen) months of the Agreement, the Base Royalties in Schedule B will be replaced with the Incentive Royalties as defined in Schedule A if the OEM meets the Minimum Commitment specified in Schedule A. The OEM will initially pay the Base OEM Royalty; however, if the Minimum Commitment volume has been achieved during the first 18 months, CDP will provide a credit, to be deducted evenly from revenues payable over the next six months for adjustment of the pricing of the first eighteen months of Software sublicensing. The OEM Royalty may be changed at any time by CDP on at least 90 days prior written notice. * .

      7.2   Taxes and Import Duties

            All OEM Royalties and Maintenance Fees are in United States dollars, unless otherwise specified and noted in Schedule B. Except as stated above, OEM Royalties and Maintenance Fees are exclusive of all local jurisdiction, sales, use, occupational or similar taxes now in force or enacted in the future, all of which shall be paid by the OEM, except for such taxes as are imposed on CDP's income or gross receipts, which shall be paid by CDP. The OEM is responsible for obtaining and providing to CDP any certificate of exemption or similar document required to exempt any sale or license from sales, use or similar tax liability.

      7.3   Payment Terms

            OEM shall pay CDP, by the 10th of each month, the OEM Royalties due on Software sublicense fees actually received by OEM during the previous month.

      7.4   Late Payment Charges

            If the OEM fails to pay any amounts within 30 days after payment is due, interest on overdue amounts shall accrue at an annual rate equal to three percent (3%)

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* The Redacted Material Has Been Separately Filed With The Commission.


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            over the prime interest rate as set by the Royal Bank
            of Canada.

8.    Purchase Orders/Delivery

      8.1   Not Applicable.

      8.2   Delivery

            Within 10 days of the commencement date of this Agreement, CDP shall provide a master diskette containing the Software to the OEM.

9.    Not Applicable.

10.   Warranties

      10.1  Software Warranty

            The Software is provided "AS IS" without warranty whatsoever. However, CDP shall, at no cost to the OEM, for a period of 365 days from the date of delivery of the master diskette to the OEM (the "Warranty Period"), provide reasonable assistance by due care and diligence to correct all defects in the Software delivered to the OEM. As used in this subsection, "defect" shall mean material deviations from the published specifications for the Software.

      10.2  No Warranties by OEM

            The OEM is not authorized to make any warranty commitment to any party, whether written or oral, on behalf of CDP other than as provided by CDP hereunder, and will indemnify and save CDP harmless from any and all liability, loss, damages, costs and expenses incurred or arising out of the breach of this obligation.

      10.3  Disclaimers

            (a) EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH HEREIN, CDP MAKES NO FURTHER WARRANTIES, EITHER EXPRESSED OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY CONDITION OR WARRANTY OF MERCHANTABILITY OR MERCHANTABLE QUALITY OF THE SOFTWARE OR ITS FITNESS FOR ANY PARTICULAR PURPOSE AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY DAMAGES, INCLUDING BUT NOT LIMITED TO (i) DAMAGES CAUSED BY THE OEM'S FAILURE TO PERFORM ITS COVENANTS AND RESPONSIBILITIES, BY REASON OF CDP'S NEGLIGENCE OR OTHERWISE; (ii)


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                  DAMAGES CAUSED BY REPAIRS OR ALTERATIONS DONE WITHOUT CDP'S
                  WRITTEN APPROVAL; (iii) DAMAGES DUE TO DETERIORATION DURING PERIODS OF STORAGE BY THE OEM; (iv) LOST DATA; OR (v) ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

            (b) The parties will reasonably cooperate with each other and undertake at the requesting party's expense reasonably necessary action required by laws and regulations of the Territory where Customers are located to ensure that this Agreement's limits of responsibility as set forth above are valid and enforceable against whomever they are applicable. The OEM will promptly inform CDP as soon as the OEM becomes aware of liability claims by a third party against the OEM or CDP, based on the Software.

            (c)   NOTWITHSTANDING ANYTHING IN THE FOREGOING PARAGRAPHS (a) AND
                  (b) OR OTHERWISE IN THIS AGREEMENT TO THE CONTRARY: (i) OEM AND CDP, AS THE CASE MAY BE, SHALL BE LIABLE FOR ANY AND ALL DAMAGES DUE TO SUCH PARTY'S NEGLIGENCE OR WILLFUL MISCONDUCT AND (ii) CDP'S INDEMNITY OBLIGATIONS TO OEM SHALL NOT BE LIMITED IN ANY WAY BY ANY LIMITATION ON CDP'S LIABILITY.

11.   Training

            Training shall be provided in accordance with training schedules established by CDP from time to time. Training shall be at a time mutually agreed upon. The OEM shall be responsible for all travel and living expenses of its employees in connection with such training.

12.   Customer Services

      12.1  Installation and Maintenance Services

            CDP will not have any responsibilities to provide OEM's Customers with direct installation and maintenance services. CDP will provide maintenance training to the OEM in accordance with its then prevailing charges and terms and conditions.

      12.2  Customer Support Services

            OEM will charge and collect maintenance fees consistent with maintenance fees for other similar software marketed by the OEM. CDP will not have any responsibilities to collect fees for Customer Support Services from OEM's Customers. The OEM shall at all times have sufficient CDP trained customer support


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            representatives, having the appropriate qualifications to meet the requirements of its marketplace.

      12.3  OEM Support

            CDP maintenance services to OEM shall include the attempts on a best efforts basis to fix material defects in the Software within one week of receiving notice thereof and the provision of all enhancements, modifications and new releases of the Software to OEM. CDP shall make the foregoing maintenance services available to OEM on behalf of all installed Customers during the first year of their Sublicense Agreement or Evaluation Agreement and all other installed Customers who have a Software maintenance agreement in effect with OEM.

            CDP maintenance services to OEM shall also include the prompt provision in a reasonable time frame of all modifications to the Software that are necessary to support * .

            When OEM's problem diagnosis procedures confirm the existence of a defect in the Software which the OEM is unable to resolve, OEM shall have the right to obtain second level support from CDP for the maintenance fee for the Initial Term as set out in Schedule B; such fee is to be negotiated for each Renewal Term; provided that aggregate annual increases shall not exceed the increase in the Consumer Price Index by more than * . CDP shall use due care and diligence to correct documented errors. CDP will provide support directly to OEM only. If OEM asks CDP to directly support Customers, this work will be performed on a time and materials basis at rates on the then current CDP consulting fee schedule.

      12.4  Charges

            The OEM shall not charge Customers for maintenance and support services until after the expiration of the applicable warranty period. OEM agrees to pay to CDP for each of its Customers the maintenance fees actually received by OEM set out in Schedule B attached hereto. Amounts shall be due and payable to CDP 30 days following the end of a calendar period established by the OEM in advance of the commencement date of this Agreement, as approved by CDP. The calendar period shall be quarterly.

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* The Redacted Material Has Been Separately Filed With The Commission.


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13.   Verification of OEM's Records

            Upon 5 business days' written request, CDP shall have reasonable access to the OEM's records relating to amounts paid or payable to CDP hereunder, solely for purposes of audit to verify the correctness of payments. Such audit will be performed no more frequently than annually by a mutually acceptable party at CDP's expense. If any audit reveals a discrepancy between the amounts payable to CDP and the amounts actually paid to CDP since the date of this Agreement or the most recent previous audit (whichever is later), and if that discrepancy exceeds five percent (5%) of the amounts payable as determined in the audit, OEM shall pay all CDP's verified reasonable costs associated with this audit.

14.   Advertising and Promotion

            Not Applicable

15.   Patents and Trademarks

      15.1  Infringement Indemnification by CDP

            At its expense, CDP will defend any action brought against the OEM or its Customers, and pay all reasonable expenses and damages of the OEM or its Customers, as the case may be, and hold harmless OEM and its Customers against any loss, cost or expense suffered or incurred in connection with any claim, suit or proceeding arising in connection with any claims that the Software infringes a patent, copyright or other third party right ("Infringement") effective in the Territory, provided the OEM notifies CDP promptly in writing of the action and shares with CDP control of the defense and negotiations for its settlement or compromise. CDP shall pay all damages and costs awarded therein against the OEM but shall not be responsible for any compromise made without its consent, which shall not be unreasonably withheld. In the event of a judgment, or injunction which prohibits the OEM's or its Customer's continued use of any Software by reason of an Infringement, CDP may at its option, but only upon the OEM's specific written request: (a) obtain for the OEM and its Customers the rights to continued use of any such Software; (b) replace or modify such Software so that it is no longer infringing; or (c) refund the amount paid to CDP by OEM in respect of the Software, less 2% per month of use as depreciation. CDP shall have no liability for any claim of infringement based solely on: (a) use of other than a current unaltered release of the Software available from CDP if such Infringement would have been


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            avoided by the use of such current Software release; provided that the foregoing phrase "current unaltered release of the Software available from CDP" shall include: (i) the most current release of the Software and all prior releases of the Software that were released during the 180 days prior to the most current release and
            (ii) the Software as modified with CDP's approval, or (b) use of combination of the Software with software or equipment not supplied by CDP, other than the Added Value. THIS PARAGRAPH STATES THE ENTIRE RESPONSIBILITY OF CDP CONCERNING INFRINGEMENTS.

            CDP shall have no liability to the OEM under any provision of this
            Section 15 if any Infringement or claim thereof is based upon the use of Software delivered hereunder in a manner for which such Software was not designed.

      15.2  Ownership of Patents and Trademarks

            All patents, trademarks, trade names, copyrights, trade secrets, designs and other proprietary rights in the Software and the literature supplied by CDP in connection therewith shall be and remain the property of CDP and no rights to duplicate such property shall accrue to the OEM, except as set forth in this Agreement or unless written permission is granted by CDP. The OEM shall not itself and shall not permit its employees to infringe or deal with CDP's title to its property in any manner inconsistent with CDP's exclusive ownership. Except to the extent required to permit the OEM to carry out its obligations hereunder or as required by law, the OEM and its agents, employees and consultants shall not disclose any technical information concerning the Software or any literature furnished by CDP to any person, firm or corporation.

16.   Trade Name and Copyright

      16.1 The OEM shall market the Software under the OEM's trade names, which names shall not be confusingly similar to the names used by CDP. The OEM shall include and shall not alter, obscure or remove any copyright notice of CDP.

      16.2 Any advertising or promotional literature or announcement to the press by a party regarding its relationship with the other party or otherwise utilizing such other party's name must be approved by such other party in advance in writing. The only such authorized representation to third parties by the OEM is to identify itself an authorized OEM.


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      16.3  The terms of this Agreement and its existence shall not be disclosed by either party without the prior written consent of the other party, except for the following:

            (a) Disclosure by both parties to their current and potential investors;

            (b)   Disclosure as required by law.

17.   Force Majeure

            Neither CDP nor OEM shall be liable in any respect for failure or delay in the performance of its obligations under this Agreement where such failure or delay shall have been due to causes beyond the reasonable control of CDP or OEM, as the case may be. In the event a party's failure to perform or delay in performance of its obligations under this Agreement due to causes beyond its reasonable control continues for 60 days, the party to whom performance is due may treat such nonperformance as a breach and pursue its remedies.

18.   Assignment and Corporate Reorganizations

            Except for OEM's assignment to a parent, subsidiary, successor, affiliate company or any other assignee which agrees to be bound in writing by the terms of this Agreement, neither this Agreement nor any rights granted hereby may be assigned by either party voluntarily or by operation of law without the other party's prior written consent and such consent shall not be unreasonably withheld, and any such attempted assignment shall be null and void. Assignment shall be deemed to include the transfer of substantially all of the assets of, or a majority interest in the voting shares of, a party, or the merger or amalgamation of a party with one or more entities. This Agreement shall inure to the benefit of and be binding upon any permitted assign or successor of a party.

19.   Default/Remedies

      19.1  Events of Default

      19.1.1   OEM Default

            Upon occurrence of any of the following acts or events, the OEM shall be in default and breach of this Agreement:

            (a) The OEM attempts to assign this Agreement or any of its rights hereunder, in violation of this Agreement.


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            (b)   The OEM fails to cure any payment deficiency within 30 days of receipt of CDP's written notice thereof.

            (c) The OEM neglects or fails to perform any of its material covenants, obligations or responsibilities under this Agreement and such failure continues for 30 days after OEM's receipt of written notice thereof from CDP.

            (d) The OEM is not paying its undisputed debts as such debts become due, becomes insolvent, files or has filed against it a petition in bankruptcy or any similar filing or action under the laws of any country and such involuntary petition or filing is not dismissed or stayed within 60 days; proposes any dissolution, liquidation, financial reorganization or recapitalization with creditors; makes an assignment for the benefit of creditors; or if a receiver, trustee, custodian, similar agent or government agency is appointed or takes possession with respect to any material property or business of the OEM; or if the OEM takes any other similar step or measure under any applicable insolvency, bankruptcy or similar law.

            (e) The OEM engages in any unauthorized use, or misuse of CDP's name, trademarks or trademarks or trade names.

      19.1.2    CDP Default

            Upon occurrence of any of the following acts or events, CDP shall be in default and breach of this Agreement.

            (a) CDP neglects or fails to perform any of its material covenants, obligations or responsibilities under this Agreement and such breach occurs for 30 days after CDP's receipt of written notice from OEM.

            (b) CDP is not paying its undisputed debts as such debts become due, becomes insolvent, files or has filed against it a petition in bankruptcy or any similar filing or action under the laws of any country and such involuntary petition or filing is not dismissed or stayed within 60 days; proposes any dissolution, liquidation, financial reorganization or recapitalization with creditors; makes an assignment for the benefit of creditors; or if a receiver, trustee, custodian, similar agent or government agency is appointed or takes possession with respect to any material property or business of CDP; or if CDP takes any other


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                  similar step or measure under any applicable insolvency,
                  bankruptcy or similar law.

            (c) CDP engages in any unauthorized use, or misuse of the OEM's name, trademarks or trade names.

            (d) CDP attempts to assign this Agreement or any of its rights hereunder, in violation of this Agreement.

      19.1.3   Escrow

            CDP shall deposit the source code for the Software with a mutually acceptable Toronto-based escrow agent pursuant to a mutually acceptable escrow agreement being signed by both parties. The OEM shall be responsible for the cost of preparing the escrow agreement and for the escrow agent fees.

            The Escrow Agreement shall provide for the following:

            (1) CDP shall maintain with the escrow agent the most current version of the Software source code and the version of the Software source code for which OEM has the object code.

            (2) CDP or the escrow agent shall immediately deliver the Software source code described in paragraph (1) above to OEM in the event (a) CDP fails to maintain the Software in accordance with this Agreement, (b) CDP has ceased its on-going business operations, or sale, licensing, maintenance or other support of the Software and such business has not been assumed by any other party, or (c) CDP has availed itself, or been subjected to by any third party, a proceeding in bankruptcy in which CDP is the named debtor, an assignment by CDP for the benefit of its creditors, the appointment of a receiver for CDP, or any other proceeding involving insolvency or the protection of, or from, creditors, and same has not been discharged or terminated without any prejudice to OEM's rights or interests within sixty (60) days. Upon receipt of the Software source code pursuant to this paragraph (2), OEM shall have the right to freely use, modify, or create derivative works based upon, the Software source code, and OEM shall have sole and complete ownership of all derivative works based upon the Software source code.

            (3) CDP shall give OEM written notice of the name and address of the escrow agent.


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

      19.2  Remedies

            If the OEM fails (a) to cure any payment deficiency within 30 days of receipt of written notice from CDP, or (b) to cure any other default within 30 days of receipt of written notice thereof from CDP, then CDP, in its sole discretion, shall, in addition to any other remedy which it may be entitled to at law, have the right to terminate this Agreement by written notice to the OEM on a date specified therein.

            In the event CDP is in default or breach of this Agreement under
            Section 19.1.2, then OEM in its sole discretion, shall, in addition to any other remedy which it may be entitled to at law or under this Agreement, have the right to: (i) terminate this Agreement or (ii) continue the Agreement in force with a 50% reduction in the OEM Royalty and Maintenance Fees.

            CDP shall give OEM at least 180 days prior written notice of any material modification to the Software that may materially adversely affect OEM. In the event of any such modification to the Software, OEM may immediately terminate this Agreement upon 30 days notice or continue the Agreement in force with a 50% reduction in the OEM Royalty and Maintenance Fees.

      19.3  Duties of the OEM Upon Termination

            Upon termination of this Agreement for an OEM default, the OEM shall pay to CDP, in full within 30 days of such termination, all amounts owed to CDP. CDP shall be entitled to set off and deduct from any money due the OEM, whether or not arising from or under this Agreement, any and all amounts due CDP from the OEM.

            Notwithstanding anything in this Agreement to the contrary, CDP's and OEM's Software maintenance, support and source code escrow obligations shall survive any termination of this Agreement.

      19.4  Limitation of Liability

            Three years after the termination of this Agreement neither party shall have any obligation to the other for compensation or for damages of any kind, whether on account of the loss by a party of present or prospective sales, investments or goodwill due to such termination; and the parties hereby waive any rights which may be granted to them by statute or otherwise which are not granted to them by this Agreement.

20.   General

      20.1  Export

            The OEM agrees that it shall use its best efforts to prevent the Software from being distributed by OEM in such a way as to make it available in or exported to foreign countries in contravention of any law of The United States of America.

      20.2  Confidentiality

            CDP and the OEM agree that, in addition to Software, certain information supplied by CDP to the OEM and vice versa during the course of this Agreement may be proprietary, secret or confidential, shall be held in confidence by the receiving party for a period of five years following the date of disclosure and shall be used only for the purposes of this Agreement. All documentation with respect to the Software, including training documentation, software documentation and maintenance manuals and drawings, is furnished solely for the OEM's and its Customer's internal use. The OEM may make, and may permit its Customers to make, copies of such documentation to satisfy internal requirements and those of its and its Customers, provided that all such copies include appropriate copyright and proprietary information notices. No other copies or use of such documentation, or any potion thereof, shall be made without the prior written approval of CDP.

      20.3  Applicable Law and Jurisdiction

            This Agreement shall be governed and construed in accordance with the laws of the New York State.

      20.4  Relationship of the Parties

            The parties acknowledge that both parties hereto are independent contractors and that the OEM will, on its own behalf, solicit orders for Software only as an independent contractor. The OEM shall arrange the terms and conditions of the license of the Software, including price, independent of CDP, except with respect to the sublicensing terms set forth in Section 6 hereof which the OEM agrees to fully comply with in its contracts with its Customers. Neither party shall represent itself as a partner, joint-venturer, agent, employee or general representative of the other party. Each party acknowledges that it shall have no right, power or authority to, in any way obligate the other party to any contract or other obligation.

      20.5  Entire Agreement

            This Agreement is the exclusive statement of the terms and conditions between the parties with respect to its subject matter as of its date, supersedes all prior agreements, negotiations, representations and proposals, written or oral, and does not operate as an acceptance of any conflicting terms or provision of any OEM's purchase order or any other instrument. The terms and conditions contained herein shall prevail notwithstanding any variance with the terms and conditions of any order submitted by the OEM for Software licensed hereunder. Deviations from these terms and conditions shall not be valid and binding upon a party unless specifically accepted by an authorized officer of such party in writing.

      20.6  Waivers

            No delay or omission on the part of either party to this Agreement in requiring performance by the other party hereunder, or in exercising any right hereunder, shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion.

      20.7  Notices

            For purposes of this Agreement, and for all notices and correspondence hereunder, the addresses of the respective parties have been set out at the beginning of this Agreement and no change of address shall be binding upon the other party unless notice of such change is given in writing at the address shown herein. All notices shall be effective upon receipt if delivered personally or sent by facsimile transmission or telegram, and seven days after mailing if sent by registered mail.

      20.8  Section Headings

            Section headings are for descriptive purposes only and shall not control or alter the meaning of this Agreement.

      20.9  Rights and Remedies

            All rights and remedies of either party shall be cumulative and may be exercised singularly or concurrently. The failure of either party, in any one or more instances, to enforce any of the terms of this Agreement shall not be construed as a waiver of future enforcement of that or any other term.

    20.10   Severability

            If any provision of this Agreement shall for any reason be held illegal or unenforceable, such provision shall be deemed separable from the remaining provision of this Agreement and shall in no way affect or impair the validity or enforceability of the remaining provisions of this Agreement.

IN WITNESS WHEREOF, CDP and the OEM hereby have duly executed this Agreement as of the date first above written.

CDP COMMUNICATIONS INC.                   MOBIUS MANAGEMENT SYSTEMS, INC.


By: /s/ Ernie Crawford                     By: /s/ Mitchell Gross
    ----------------------------               ----------------------------

Title: Vice President                     Title: President

                               INDEX OF SCHEDULES

Schedule A: Incentive Royalty Schedule

Schedule B: OEM Royalty and Maintenance Schedule

Schedule C: Territory

Schedule D: Master Software License Agreement

Schedule E: Evaluation Agreement

Schedule F: Added Value

                      SCHEDULE A INCENTIVE ROYALTY SCHEDULE

This Royalty schedule becomes applicable if OEM sublicenses * of Software within 18 months of the commencement date of this Agreement.

--------------------------------------------------------------------------------
Level      Low               High             Royalty per Concurrent
           Quantity          Quantity         Session License to be
                                              Paid by OEM
--------------------------------------------------------------------------------
A                         0                *                                 *
--------------------------------------------------------------------------------
B                         *                *                                 *
--------------------------------------------------------------------------------
C                         *                *                                 *
--------------------------------------------------------------------------------
D                         *                *                                 *
--------------------------------------------------------------------------------
E                         *             Plus                                 *
--------------------------------------------------------------------------------

Example

When the OEM is at Level A pricing, if a 100 user * were sold, this would result in 100* * or * Royalty to CDP.

                                    Software

            *

----------
* The Redacted Material Has Been Separately Filed With The Commission.

                 Schedule B OEM Royalty and Maintenance Schedule

The following is a schedule of Royalties due for each * license used by OEM or its Customers:


--------------------------------------------------------------------------------
Level      Low               High             Royalty per Concurrent
           Quantity          Quantity         Session License to be
                                              Paid by OEM
--------------------------------------------------------------------------------
A                         0                *                                 *
--------------------------------------------------------------------------------
B                         *                *                                 *
--------------------------------------------------------------------------------
C                         *                *                                 *
--------------------------------------------------------------------------------
D                         *                *                                 *
--------------------------------------------------------------------------------
E                         *                Plus                              *
--------------------------------------------------------------------------------


                                Maintenance Fees

CDP will receive * annually for each * license of the Software after the expiration of the first year of such license, if the Customer has paid the OEM maintenance fees.

                                    Software

            *

----------
* The Redacted Material Has Been Separately Filed With The Commission.

                                   Schedule C

                        The Territory shall be worldwide.

                                   Schedule D

                                LICENSE AGREEMENT

This License Agreement is made as of the date indicated below by and between Mobius Management Systems, Inc. (Mobius), a New York corporation located at One Ramada Plaza, New Rochelle, New York 10801, and the party executing this Agreement as Licensee (hereinafter referred to as "Licensee") as follows:

1.    SCOPE OF THIS LICENSE AGREEMENT

Mobius agrees to grant to Licensee and Licensee agrees to accept from Mobius a non-exclusive, non-assignable and non-transferable license for the use of the computer software components described in Exhibit A (hereinafter referred to as the "SYSTEM") on the terms and conditions hereinafter set forth.

2.    LICENSE TERM

The license shall be for an initial term of fifteen (15) years from the date Mobius first furnishes the SYSTEM to Licensee (the "Delivery Date").

3.    PAYMENT TERMS

Payment shall be made in accordance with Exhibit A. All payments shall be made in U.S. Dollars within ten days of the date of the invoice. Mobius reserves the right to add an interest charge not exceeding 1-1/2% per month, or fraction thereof, for failure to make a payment within 10 days of the invoice date.

4.    TITLE AND NON-ASSIGNABILITY

Title to SYSTEM, all property rights therein and all materials supplied to Licensee under this Agreement shall remain the sole property of Mobius. Licensee may not assign this Agreement without the prior written consent of Mobius. Any attempt to assign any of the rights, duties or obligations of this Agreement without such consent is void.

5.    RESTRICTIONS ON USE

(i) The SYSTEM and other items supplied by Mobius are for the sole use of Licensee and may be used to process work and data owned by Licensee. SYSTEM shall not be used to process work or data of another company as a "Service Bureau" except SYSTEM may be used to process work and data of a parent company or of a subsidiary of which Licensee owns more than fifty-percent (50%). (ii) The computer programs licensed hereunder shall be used only on a single central processing unit or mainframe (referred to as the CPU) as specified on Exhibit A and its associated peripheral units at the same site. Use of a program shall consist either of copying any portion of the program from storage units or media into the CPU, or the processing of data with the program, or both. The programs licensed hereunder may be temporarily transferred to another CPU while the specified CPU is undergoing repairs, but Licensee shall notify Mobius in writing of such transfer if it is for a period of more than 72 hours. Licensee may create backup copies of the SYSTEM for use in the CPU in the event of accidental loss of the SYSTEM.

6.    NON-DISCLOSURE

Licensee recognizes that the computer programs, documentation manuals and other materials supplied by Mobius to Licensee are subject to the proprietary rights of Mobius. Mobius has represented that the programs, documentation and all information or data supplied by Mobius are trade secrets of Mobius, are protected by civil and criminal law, including the law of copyright, are very valuable to Mobius, and that their use and disclosure must be carefully and continuously controlled. Licensee agrees that (i) all programs, documentation, and materials in machine-readable form supplied under this License shall be kept in a secure place, under access and use restrictions not less strict than those applied to Licensee's most valuable and sensitive programs. Licensee agrees to notify Mobius immediately of the unauthorized possession or use of any item supplied under this License and of other information made available to Licensee under this Agreement, by any person or organization not authorized by this Agreement to have such possession or use. Licensee will promptly furnish full details of such possession or use to Mobius, will assist in preventing the recurrence of such unauthorized possession or use, and will cooperate with Mobius (at Mobius' expense) in any litigation against third parties deemed necessary by Mobius to protect such proprietary rights as Mobius may have had on the date of this Agreement.

7.       NON-REPRODUCTION OF PROPRIETARY INFORMATION
Licensee agrees that while this License is in effect, or while it has custody or possession of any property of Mobius, it will not, except as otherwise permitted hereby, (a) copy or duplicate, or permit anyone else to copy or duplicate, a physical or magnetic version of the computer programs, documentation or information furnished by Mobius in machine-readable or other form, (b) create or attempt to create, or permit others to create or attempt to create, by reverse engineering or otherwise, the source programs or any part thereof from the object program or from other information made available under this License or otherwise (whether oral, written, tangible or intangible). Licensee may copy for its own use and at its own expense operator manuals, training materials, and other terminal-user-oriented materials.

8.       LIABILITY
Except as specified in this paragraph or elsewhere in this Agreement, Mobius shall not be liable for any loss or damages that may arise in connection with the furnishing, performance or use by Licensee of SYSTEM including, without limitation, any indirect, special, incidental or consequential damages. Except as otherwise provided for herein, the remedies of Licensee set forth under paragraph nine hereof shall be the sole and exclusive remedies of Licensee for any breach of any obligation of Mobius hereunder or otherwise and in no event shall Licensee be entitled to any monetary damages against Mobius in excess of the amounts paid to Mobius by Licensee hereunder.

9.       REPRESENTATIONS AND WARRANTIES
Mobius represents and warrants that it has all right, title and interest in and to the SYSTEM, that it has the authority to enter into this Agreement and to grant the rights and licenses provided herein, and that this Agreement violates no previous agreement between Mobius and any third parties.

Mobius represents and warrants that the SYSTEM does not infringe, and that no claim has been made by any party that the SYSTEM infringes any patent, copyright, trade secret or similar proprietary right of any third party. Mobius represents and warrants that there is no current or pending dispute or litigation with any third party regarding Mobius' trademarks associated with the SYSTEM, or with Mobius' use thereof.

Mobius further warrants that at the time of delivery of the initial SYSTEM and for a period of one (1) year thereafter, SYSTEM will be in substantial accordance with the applicable general description previously supplied to Licensee. The extent of Mobius' liability under this warranty shall be limited to the correction or replacement as soon as practicable of any defective item(s) in the initial SYSTEM (or any subsequent release) which Mobius determines to be necessary at Mobius' own cost and expense, provided written notice of such defective item(s) is given to Mobius during the warranty period. This warranty shall not apply if: (i) an item of SYSTEM shall not be used in accordance with Mobius' instructions; (ii) an item of SYSTEM shall have been altered, modified or converted by Licensee without the written approval of Mobius; or (iii) any of Licensee's equipment shall malfunction.

THE WARRANTIES AND REPRESENTATIONS STATED WITHIN THIS AGREEMENT ARE EXCLUSIVE, AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10.      LIMITATION OF LIABILITY
MOBIUS SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL
OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF
REVENUES AND LOSS OF PROFITS.

11.      TERMINATION
If a party to this Agreement petitions for reorganization under the bankruptcy laws of any jurisdiction, is adjudicated bankrupt or commits any material breach of this Agreement and fails to remedy such breach within 30 days after written notice by the other party of such breach, such other party may, without further notice, terminate this Agreement. (i) Upon such termination of this Agreement by Licensee, Licensee must return to Mobius at Licensee's own expense all copies, materials, documentation, reproductions and modifications of the software held by Licensee, purge all machine readable media relating to such software and certify to Mobius in writing that the foregoing duties have been performed. Licensee's obligations of Payment (Paragraph 3), Non-Disclosure (Paragraph 6) and Non Reproduction of Proprietary Information (Paragraph 7) shall survive such termination of this Agreement. (ii) If Mobius, whether directly or through a successor or affiliate shall cease to be in the software business, or if Mobius should be declared bankrupt or insolvent by a court of competent jurisdiction, Licensee shall have the right to obtain for its own and sole use only, a single copy of the then current version of the source program of the object programs supplied under this Agreement, and a single copy of the documentation associated therewith, upon payment to the person in control of the source program the reasonable cost of making each copy. Each source program supplied to Licensee under this paragraph shall be subject to each and every restriction on use set forth in this Agreement. Licensee may at any time request of Mobius the name and address of the organization holding the source code of SYSTEM. Mobius will respond by letter, within thirty (30) business days, with the name and address of above storage company.

12.      SEVERABILITY
If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.      WAIVER

The failure of Licensee or Mobius to insist upon the performance of any term or condition of this agreement and the waivering or modifying of any term or condition shall not be construed to waive or relinquish the right to performance of such terms or condition, now or in the future.

14.      TAXES
Prices or fees are exclusive of all Federal, state, municipal, or other government, excise, sales, use, occupational, or like taxes now in force or enacted in the future and, therefore, prices are subject to an increase equal in amount to any tax Mobius may be required to collect or pay upon the sale or delivery of items purchased or licensed. If a certificate of exemption or similar document or proceeding is to be made in order to exempt the sale from sales or use tax liability, the Licensee will obtain and pursue such certificate, document or proceeding.

15.      GENERAL
A. This Agreement can only be modified by a written agreement duly signed by persons authorized to sign agreements on behalf of Licensee and of Mobius, and variance from the terms and conditions of this Agreement in any order or other written notification from the Licensee will be of no effect.

B. No action, regardless of form arising out of this Agreement may be brought by either party more than two years after the cause of action has arisen, or, in the case of non-payment, more than two years from the date of the last payment.

C. This Agreement will be governed by the laws of the State of New York.

D. Exhibit A attached hereto is made a part of this Agreement as if fully included in the text hereof.

This Agreement is the complete and exclusive statement of the agreement between the parties, which supersedes all proposals or prior agreements, oral or written, and all other communications between the parties relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT AS OF ____________________, BY THEIR RESPECTIVE DULY AUTHORIZED REPRESENTATIVES.



                                             MOBIUS MANAGEMENT SYSTEMS, INC.

(LICENSEE)                                            (MOBIUS)

                                             One Ramada Plaza

                                             New Rochelle, New York 10801

By:                                          By:




(Name and Title)                             (Name and Title)

                                    EXHIBIT A
                                       TO
                         MOBIUS MANAGEMENT SYSTEMS, INC.

LICENSE AGREEMENT


1.       SOFTWARE.
Mobius will furnish to Licensee in machine-readable object code form and provide documentation to Licensee for:

(i)      Software known as:

(ii)     With the following modules:







(iii) With the following manuals:





2.       INSTALLATION SPECIFICATIONS

Address of Installation Sites           Designated CPU's         CPU Serial Nos.







3.       PAYMENT
The License fee is $___________ for the initial fifteen (15) year License term. The License renewal fee for each additional 15 year term is one (1) percent of the initial License fee for each year of the renewal term. The License fee is payable within 10 days of the date of invoice.

4.       MAINTENANCE
A. Mobius shall provide maintenance services described in paragraphs 4B and 4C below for a period of one year beginning with the Delivery Date at no maintenance charge. Licensee may purchase maintenance services at the expiration of the first year for a fee of fifteen (15) percent of the current published License fee for such modules and options in effect on the anniversary of the Delivery Date. Licensee will be invoiced prior to each anniversary of the Delivery Date for maintenance for the following year and maintenance services will commence upon receipt by Mobius of payment. There shall be added to maintenance fees and other charges to this Agreement amounts equal to any tariff, duties and /or sales or use tax, or any tax in lieu thereof imposed by any government or governmental agency with respect to the services rendered by Mobius under this Agreement.

B. During the term of the Maintenance Agreement, Mobius will correct or replace SYSTEM and/or provide services necessary to remedy any programming error which is attributed to Mobius and which significantly affects use of the SYSTEM. Such correction, replacement or services will be promptly accomplished after Licensee has identified and notified Mobius in writing of any such error. Licensee agrees to provide Mobius with dumps, as requested and with sufficient support and test time on Licensee's computer system to duplicate the problem, certify that the problem is indeed with the SYSTEM, and to certify that the problem has indeed been fixed. Corrections for difficulties or defects which Mobius in its reasonable judgment deems traceable to Licensee errors or system changes will be billed at standard Mobius time and material rates. In addition, if Mobius personnel are requested by Licensee to travel to Licensee's location, Licensee will pay Mobius for travel and subsistence. Any corrections or alterations to or new versions of the SYSTEM that Mobius may deliver to Licensee under this Agreement shall be limited to one copy of such SYSTEM and documentation delivered to the Licensee. Licensee shall inform Mobius in writing of any modifications made by Licensee to the SYSTEM. Mobius shall not be responsible for maintaining Licensee modified portions of the SYSTEM or for maintaining portions of the SYSTEM affected by Licensee-modified portions of the SYSTEM.

C. It is understood that Mobius is continually modifying and enhancing SYSTEM which results in new releases of SYSTEM. During the term of the License, under the Maintenance and Enhancement Plan of Mobius, to the extent Mobius shall produce any such releases, Mobius will provide to Licensee one (1) copy of every new release of SYSTEM, for the modules owned by Licensee including all modifications, enhancements and corresponding technical documentation. Mobius will provide reasonable telephone technical consultation.

In addition, Licensee must incorporate into the SYSTEM within one hundred eighty
(180) days after issue date all releases relating to the SYSTEM furnished by Mobius.

5.       THIS EXHIBIT A IS AGREED TO AND INITIALED FOR IDENTIFICATION BY:


                                           MOBIUS MANAGEMENT SYSTEMS, INC.
(LICENSEE)                                          (MOBIUS)

                                           One Ramada Plaza


                                           New Rochelle, New York 10801

By:                                        By:




(Name and Title)                           (Name and Title)

                                   SCHEDULE E


================================================================================

                     INFOPAC TRIAL AGREEMENT AND ORDER FORM

Please send me the INFOPAC products indicated below for a free trial.

1. The trial period will be for ___ days, starting the day the INFOPAC product(s) indicated below are successfully installed and operating or demonstrated by Mobius personnel.

2.    There is no charge for the trial.

3. Company will respect and protect Mobius Management Systems, Inc. proprietary rights to the product(s) ordered for trial.

4. Company agrees to return all tapes and materials related to the product(s) under trial, and certify that the product(s) have been removed from the Company's systems, and are no longer in use, if the Company does not lease or license the product(s).

5. Company will protect the product(s) under trial as they protect their own assets, while in their possession.

6.    Product(s):  _________________________________________

      ______________________________________________________

      ______________________________________________________

I agree to the terms and conditions of this agreement.


----------------------   ---------------------   -----------------   ----------
Company Name             Signature               Title               Date

--------------------------------------------------------------------------------

                              Installation Profile

Company Name ________________       ___)___-_______

Address  ____________________

         ____________________

         ____________________

Contact Name ________________       ___)___-_______

CPU Model ___________ Operating System _______    Release _______


                                   Return to:

                         Mobius Management Systems, Inc.
                                One Ramada Plaza
                          New Rochelle, New York 10801
                 (914) 632-7960 Ext. 286 or (914) 632-1789 (FAX)

================================================================================

                                   SCHEDULE F

ENTERPRISE DATA MANAGEMENT SOFTWARE FROM MOBIUS MANAGEMENT SYSTEMS

                                                         INFOPAC-RDS for Windows

INFOPAC-RDS for Windows changes the way end-users view and print output.

INFOPAC-RDS for Windows uses the Microsoft(R) Windows environment to provide a friendly graphical user interface to display report data stored anywhere in the enterprise: the Host file server (including data stored on magnetic DASD, optical disk and tape), local file servers, the LAN or the workstation hard drive. Taking advantage of the power and flexibility of the workstation, INFOPAC-RDS for Windows extends this power to enterprise report viewing and printing.

Direct Access to Your Enterprise
Network With Full Security and
Data Integrity

INFOPAC-RDS for Windows, working with its mainframe partners INFOPAC-RDS and ViewDirect, creates a true client/server relationship. This architecture supports two application programming interfaces (APIs) for communicating between the client and server. You can use any Windows-based PC communications product that supports either of these APIs.

============================================
                Attach Server
--------------------------------------------
Recipient ID         Passwordtxxxxxx
--------------------------------------------

             -----------------------------
Server ID    IRDSPRO

Report ID
             -----------------------------
            CR 001  MONTHLY EXPENSE REPORT

Version ID  CR001   SALES CALL DETAIL
            SL001   MONTHLY SALES REPORT

Section ID

o HLLAPI - High-level Language Application Programming Interface supported by many Windows 3270 terminal emulation packages, including those that support TCP/IP.

o CPI-C API - Common Programming Interface for Communications, a standard communications interface designed to support APPC software and LU6.2 protocols.

Using the client/server architecture, INFOPAC-RDS for Windows gives authorized users access to data throughout the network. Pop down boxes display the servers you can work with, a customized list of reports you are allowed to access, versions that are available, and sections of reports you may view.

If you have ViewDirect or the Optical Disk Interface, you can directly access archives stored on tape or optical disk.

Minimizes Network Traffic with the Intelligent
Object Processor(TM) Architecture

Through the unique and powerful intelligent Object Processor architecture. INFOPAC.RDS for Windows minimizes the load on your network and optimizes the use of the correct platform for each function. The Intelligent Object Processor moves objects (data ______ requests) throughout the network to prosecute objects on the most efficient platform, which, depending on the object might be the server or the client. For example, the Intelligent Object Processor executes a simple SEARCH command first on the workstation for data in the buffer then ships the search to the server if it cannot be satisfied on the workstation. The results of the object are then moved to the workstation after the prosecution of the object on the server is complete. The end result, network traffic is minimized and functionality is maximized.

View Entire Page

INFOPAC-RDS for Windows allows you to display the report page in any size window. It uses Variable font support to allow each user to dynamically define how many characters and lines of the report are displayed on the screen at a time. Simply by altering the font and its size, you alter displayed report text to suit your preferences - from very small to very large.

=============================================
     INSFOPAC RDS\C\REPORTS\STAC081.RPT
---------------------------------------------
File       Exit    View    Options

---------------------------------------------